Exhibit 99.1

NEWS RELEASE

Contact:   Christopher L. Hughes
Vice President and Chief Financial Officer
Cabot Industrial Trust
(312) 266-9300

FOR IMMEDIATE RELEASE

CABOT INDUSTRIAL PROPERTIES, L.P. RECEIVES CONSENTS REQUIRED IN CONNECTION WITH TENDER OFFER AND CONSENT SOLICITATION FOR OUTSTANDING DEBT SECURITIES

Chicago, Illinois, January 30, 2003 – Cabot Industrial Properties, L.P. and its sole General Partner, Cabot Industrial Trust, today announced that in connection with Cabot L.P.’s tender offer for all of its 7.125% Redeemable Notes Due 2004 (NYSE: CTRP 04), 8.200% Series A Medium Term Notes Due 2005 and 8.500% Series A Medium Term Notes Due 2010, as of January 29, 2003, the “consent payment deadline,” Cabot L.P. has received tenders and grants of consent from holders of the Notes in aggregate principal amount sufficient to authorize the execution of three supplemental indentures, which amend the indenture under which the Notes were issued.

These amendments will become operative upon Cabot L.P.’s purchase of the validly tendered and unwithdrawn Notes. Upon effectiveness of these amendments, certain of the principal restrictive covenants and events of default contained in the Indenture will be eliminated, thereby increasing Cabot L.P.’s financial and operating flexibility.

As of the “consent payment deadline,” which was January 29, 2003, Cabot L.P. had received valid tenders for 98.13% of the 7.125% Notes, 100% of the 8.200% Notes and 86.95% of the 8.500% Notes.

As specified in the Offer to Purchase and Consent Solicitation Statement, the offers will expire at 5:00 p.m., New York City time, on February 13, 2003, unless extended or earlier terminated.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offers are made only pursuant to the Offer to Purchase and Consent Solicitation Statement. Persons with questions regarding the offers should contact the Information Agent at (212) 440-9800 (for banks and brokerage firms) or (866) 328-5439 (for all others) or the Dealer Manager at (877) 686-5059.